As filed with the Securities and Exchange Commission on May 9, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EPL OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	72-1409562
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 St. Charles Ave., Suite 3400

New Orleans, Louisiana 70170

(504) 569-1875

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

David P. Cedro

Senior Vice President, Chief Accounting Officer, Treasurer and Corporate Secretary

201 St. Charles Ave., Suite 3400

New Orleans, Louisiana 70170

(504) 569-1875

(Name, address, including zip code, and telephone number, including area code, of registrant’s agent for service)

Copies to:

J. Mark Metts

Sidley Austin LLP

1000 Louisiana Street, Suite 6000

Houston, Texas 77002

(713) 495-4500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Securities to be Registered(1)	Proposed Maximum Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	6,898,419	$33.835	$233,408,007.00	$31,837.00

(1)	There are being registered such additional and indeterminable number of shares as may be issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes.
(2)	Estimated solely for purposes of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices per share of the Common Stock as reported on the New York Stock Exchange on May 8, 2013.

PROSPECTUS

6,898,419 Shares of Common Stock

EPL Oil & Gas, Inc.

This prospectus relates to the offer and sale from time to time of up to 6,898,419 shares of EPL Oil & Gas, Inc. common stock, par value $0.001 per share (“Common Stock”), by the selling stockholders identified in this prospectus or in supplements to this prospectus. This prospectus does not necessarily mean that the selling stockholders will offer or sell those shares. We cannot predict when or in what amounts the selling stockholders may sell any of the shares offered by this prospectus or any prospectus supplement. The prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares of our Common Stock or in negotiated transactions. We are filing the registration statement pursuant to contractual obligations that exist with the selling stockholders.

Our Common Stock is listed on the NYSE under the symbol “EPL.” On May 9, 2013, the last reported sale price of our Common Stock on the NYSE was $33.77 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

The date of this prospectus is May 9, 2013.

We have not, and the selling stockholders have not, authorized any person to provide you with any information or to make any representation that is different from, or in addition to, the information and representations contained in this prospectus and any applicable prospectus supplement or in any of the documents that are incorporated by reference herein or therein. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and any applicable prospectus supplement, as well as the information contained in any document incorporated by reference herein or therein, is accurate as of the date of each such document only, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus and any applicable prospectus supplement may be restricted by law in certain jurisdictions. You should inform yourself about, and observe, any of these restrictions. This prospectus and any applicable prospectus supplement does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

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PROSPECTUS SUMMARY

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholders may offer and sell, from time to time, up to 6,898,419 shares of our Common Stock, in one or more offerings and at prices and on terms that they determine at the time of the offering. This prospectus provides you with a general description of the Common Stock that the selling stockholders may offer in the future. You should read this prospectus and any applicable prospectus supplement together with the additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Statements contained or deemed to be incorporated by reference in this prospectus or any prospectus supplement as to the content of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus or such prospectus supplement, each such statement being qualified in all respects by such reference. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless the context otherwise requires, the terms “EPL,” “we,” “our,” “us” and the “Company” refer to EPL Oil & Gas, Inc. and all of its consolidated subsidiaries, and the terms “selling stockholder” or “selling stockholders” refer to Wexford Capital LP, Carlson Capital, L.P. and their respective affiliates.

THE COMPANY

EPL was incorporated as a Delaware corporation in January 1998 and operates as an independent oil and natural gas exploration and production company based in New Orleans, Louisiana and Houston, Texas. Effective September 1, 2012, we changed our legal corporate name from “Energy Partners, Ltd.” to “EPL Oil & Gas, Inc.” through a short-form merger pursuant to Section 253 of the General Corporation Law of the State of Delaware. Our current operations are concentrated in the U.S. Gulf of Mexico shelf focusing on state and federal waters offshore Louisiana, which we consider our core area. We have focused on acquiring and developing assets in this region, because the region is characterized by established exploitation, development and exploration opportunities in both productive horizons and deeper geologic formations. Our management professionals and technical staff have considerable geological, geophysical and operational experience that is specific to the Gulf of Mexico and Gulf Coast region, and we have acquired and developed geophysical and geological data relating to these areas. We intend to pursue capital-efficient development and exploration activities in our core area, as well as to identify acquisition opportunities that leverage our technical and operational strengths. As of December 31, 2012, we had estimated proved reserves of 77.4 million barrels of oil equivalent, or Mmboe, of which 61% were oil and 75% were proved developed. Of these proved developed reserves, 65% were oil reserves.

Our principal executive office is located at 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170, and our telephone number is (504) 569-1875. Our website address is www.eplweb.com. Information on, or accessible through, our website is not a part of this prospectus or any applicable prospectus supplement and is not incorporated by reference in this prospectus or any applicable prospectus supplement.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should consider carefully the risk factors contained in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the SEC and incorporated herein by reference. You should also carefully consider the information set forth under “Risk Factors” in any applicable prospectus supplement and in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, incorporated by reference herein. You should also consider all other information contained in and incorporated by reference in this prospectus or any applicable prospectus supplement before making an investment decision. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of, and we intend that such forward-looking statements be subject to the safe harbor provisions of, the U.S. federal securities laws. Forward-looking statements are, by definition, statements that are generally not historical in nature and relate to possible future events. They may be, but are not necessarily, identified by words such as “will,” “would,” “should,” “likely,” “estimates,” “thinks,” “strives,” “may,” “anticipates,” “expects,” “believes,” “intends,” “goals,” “plans,” or “projects” and similar expressions.

These forward-looking statements reflect our current views with respect to possible future events, are based on various assumptions and are subject to risks and uncertainties. These forward-looking statements are not guarantees or predictions of our future performance, and our actual results and future developments may differ materially from those projected in, and contemplated by, the forward-looking statements. As a result, you should not place undue reliance on these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially include the following:

•	planned and unplanned capital expenditures;

•	adequacy of capital resources and liquidity including, but not limited to, access to additional capacity under our amended and restated credit facility;

•	volatility in oil and natural gas prices;

•	volatility in the financial and credit markets;

•	changes in general economic conditions;

•	uncertainties in reserve and production estimates;

•	replacing our oil and natural gas reserves;

•	unanticipated recovery or production problems;

•	availability, cost and adequacy of insurance coverage;

•	hurricane and other weather-related interference with business operations;

•	drilling and operating risks;

•	production expense estimates;

•	the impact of derivative positions;

•	our ability to retain and motivate key executives and other necessary personnel;

•	availability of drilling and production equipment and field service providers;

•	the effects of delays in completion of, or shut-ins of, gas gathering systems, pipelines and processing facilities;

•

potential costs associated with complying with new or modified regulations promulgated by the Bureau of Ocean Energy Management, the Bureau of Safety and Environmental Enforcement and the Pipeline and Hazardous Materials Administration of the U.S. Department of Transportation;

•	the impact of political and regulatory developments;

•	risks and liabilities associated with acquired properties or businesses;

•	our ability to make and integrate acquisitions;

•	our substantial level of indebtedness;

•	our ability to incur additional indebtedness;

•	cyber attacks;

•	oil and gas prices and competition; and

•	our ability to generate sufficient cash flow to meet our debt service and other obligations.

Many of these factors are beyond our ability to control or predict. Any of these factors, or a combination of these factors, could materially affect our future financial condition or results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements.

For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our Annual Report on Form 10-K for the year ended December 31, 2012, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and our other reports and registration statements filed from time to time with the SEC and other announcements we make from time to time. You may obtain copies of these documents and reports as described under the headings “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.” Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements.

Although we believe that the assumptions on which any forward-looking statements are based in this prospectus and other periodic reports filed by us are reasonable when and as made, no assurance can be given that such assumptions will prove correct. All forward-looking statements in this prospectus are expressly qualified in their entirety by the cautionary statements in this section and elsewhere in this prospectus, and we undertake no obligation to publicly update or revise any forward-looking statements, except as required by applicable securities laws and regulations.

USE OF PROCEEDS

We will not receive any proceeds from any sales of shares of our Common Stock from time to time by any selling stockholder named in this prospectus or in a prospectus supplement. The proceeds from any such sales are solely for the account of the selling stockholders. However, we have agreed, under certain circumstances as described under the heading “Plan of Distribution,” to pay certain expenses relating to the registration of the shares of Common Stock under applicable securities laws.

SELLING STOCKHOLDERS

The selling stockholders named in the table below may from time to time offer and sell pursuant to this prospectus and any applicable prospectus supplement the shares to which this prospectus relates. The selling stockholders may sell all, a portion or none of their shares at any time. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders.

	Beneficial Ownership Prior to Resale Offering(1)		Maximum Number of Shares that May Be Sold Under This Prospectus		Shares Owned After the Completion of the Offering(s) Under This Prospectus(2)
Selling Stockholder	Shares of Common Stock	Percentage of Common Stock			Shares of Common Stock		Percentage of Common Stock
Debello Investors LLC(3)	385,044	1.0%	385,044		0		0%
Wexford Catalyst Investors LLC(3)	740,350	1.9%	740,350		0		0%
Wexford Catalyst Trading Limited(3)	21,733	*	21,733		0		0%
Wexford Spectrum Fund, L.P.(3)	1,610,800	4.1%	1,610,800		0		0%
Spectrum Intermediate Fund Limited(3)	1,581,340	4.0%	1,581,340		0		0%
Wexford Capital LP(3)(4)(5)(6)	47,479	*	43,479	(4)(5)(6)	4,000	(5)(6)	*
Double Black Diamond Offshore Ltd.(7)	649,272	1.7%	649,272		0		0%
Black Diamond Offshore Ltd.(7)	128,713	*	128,713		0		0%
Double Black Diamond, L.P.(7)	557,277	1.4%	557,277		0		0%
Double Black Diamond Intermediate Ltd.(7)	1,180,411	3.0%	1,180,411		0		0%

*	Less than one percent of the Common Stock outstanding, as applicable.

(1)	Based on 39,265,544 shares of Common Stock outstanding as of May 6, 2013, and determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative for any other purpose.
(2)	Assumes the selling stockholders sell all of the Common Stock offered by this prospectus.
(3)

Based on the most recent information provided to the Company by Debello Investors LLC (“Debello”), Wexford Catalyst Investors LLC (“Wexford Catalyst”), Wexford Catalyst Trading Limited (“Wexford Trading”), Wexford Spectrum Fund, L.P. (“Wexford Spectrum”), Spectrum Intermediate Fund Limited (“Spectrum Intermediate”, and together with Debello, Wexford Catalyst, Wexford Trading and Wexford Spectrum, the “Wexford Funds”), Wexford Capital LP (“Wexford Capital”), Wexford GP LLC (“Wexford GP”), Mr. Charles E. Davidson and Mr. Joseph M. Jacobs, each of Wexford Capital, Wexford GP, Mr. Charles E. Davidson and Mr. Joseph M. Jacobs have shared voting and dispositive power over 4,382,746 shares, or 11.2% of the Common Stock outstanding. Wexford Capital is the managing member, investment manager or sub advisor of each of the Wexford Funds and by reason of its status as such may be deemed to own beneficially the interest in the shares of the Common Stock of which such entities possess beneficial ownership. Wexford GP is the general partner of Wexford Capital and, as such, may be deemed to own beneficially the shares of which the Wexford Funds possess beneficial ownership. Each of Messrs. Davidson and Jacobs is a controlling person of Wexford GP and may, by reason of his status as such, be deemed to own beneficially the interest in the shares of the Common Stock of which each of the Wexford Funds possess beneficial ownership. Each of Messrs. Davidson and Jacobs, Wexford GP and Wexford Capital shares the power to vote and to dispose of the shares beneficially owned by the Wexford Funds. Each of Wexford Capital, Wexford GP and Messrs. Davidson and Jacobs disclaims beneficial ownership of the shares of Common Stock held by each of the Wexford Funds.
(4)	Included in Wexford Capital’s beneficial ownership described above in footnote 3 are 1,531 unvested shares of restricted Common Stock that have been granted to Marc McCarthy. These shares will vest if Mr. McCarthy is a director of the Company on the day immediately before the Company’s 2014 annual meeting of stockholders, and will be forfeited if he is not a director of the Company at that time. See footnote 6 for a description of Mr. McCarthy’s current intention to resign from the Board of Directors on or before June 26, 2013.
(5)	Not included in footnote 3 (but included in Wexford Capital’s beneficial share ownership figure in the table set forth above) are additional shares of Common Stock that Mr. McCarthy has yet to receive in payment of his annual director retainer. Although the precise number of shares will depend on the price per share of Common Stock on the date of any given payment, the Company estimates that if Mr. McCarthy is still a director at the Company’s 2014 annual meeting of stockholders, he will be entitled to receive up to approximately 4,000 additional shares of Common Stock (approximately 200 of which have been earned but not issued as of the date of this prospectus). See footnote 6 for a description of Mr. McCarthy’s current intention to resign from the Board of Directors on or before June 26, 2013. None of these retainer shares will be offered for sale by the prospectus.
(6)	All of Mr. McCarthy’s rights to shares that have been granted to him by the Company have been assigned to Wexford Capital, subject to vesting and forfeiture provisions described in footnotes 4 and 5 above. See “Material Relationships with Selling Stockholders.” However, on May 1, 2013, Mr. McCarthy notified the Company’s Board of Directors that he currently intends to resign from the Board of Directors on or before June 26, 2013. Therefore, depending on when Mr. McCarthy resigns as a director, Wexford may forfeit the 1,531 shares of restricted Common Stock described in footnote 4 and may not receive all annual retainer shares of Common Stock described in footnote 5 (which would be prorated up to the date of his resignation). As of the date of this prospectus, Mr. McCarthy has not yet resigned as a director of the Company.
(7)	Based on the most recent information provided to the Company by Carlson Capital, L.P. (“Carlson Capital”), Double Black Diamond Offshore Ltd., Black Diamond Offshore Ltd., Double Black Diamond, L.P. and Double Black Diamond Intermediate Ltd. (together, the “Carlson Funds”) directly beneficially own 2,515,673 shares of Common Stock, or 6.4% of the Common Stock outstanding. Carlson Capital is the investment manager of the Carlson Funds. Asgard Investment Corp. II (“Asgard II”) is the general partner of Carlson Capital. Asgard Investment Corp. (“Asgard”) is the sole shareholder of Asgard II. Clint D. Carlson is the President of Asgard II, Asgard, and Carlson Capital. Steven J. Pully, the lead independent director of EPL, is the General Counsel of Carlson Capital. As Carlson Capital’s general partner, Asgard, may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially 2,515,673 shares of Common Stock. As the President of Asgard and the Chief Executive Officer of Carlson Capital, Mr. Clint D. Carlson may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially 2,515,673 shares of Common Stock. As a director of EPL and an employee of Carlson Capital, Mr. Pully may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially 2,515,673 shares of Common Stock. Mr. Carlson, Mr. Pully, Asgard and Carlson Capital disclaim any beneficial ownership of shares of the Common Stock held by the Carlson Funds or by other investment funds and managed accounts.

Mr. Pully also owns 33,238 shares of Common Stock, of which Mr. Pully has deferred the receipt of 29,728 shares under the Company’s Stock and Deferral Plan for Non-Employee Directors, including 1,531 shares of unvested deferred shares. The deferred shares will not be issued and outstanding shares of Common Stock until Mr. Pully’s deferral period expires, which will occur when Mr. Pully ceases to be a director of the Company. Mr. Pully’s shares of Common Stock and the unvested deferred shares directly owned by Mr. Pully are not included in the calculation of the number of shares owned by Carlson Capital, Asgard II, Asgard, Mr. Carlson or any of the Carlson Funds. Shares owned directly by Mr. Pully will not be offered for sale by this prospectus.

MATERIAL RELATIONSHIPS WITH SELLING STOCKHOLDERS

Board of Directors

Marc McCarthy, Vice President and Senior Analyst at Wexford Capital, also serves as a director of the Company. From September 2009 until May 4, 2013, Mr. McCarthy also served as the Company’s Chairman of the Board. He has shared voting and investment power with respect to the shares of Common Stock owned by Wexford Capital. On May 1, 2013, Mr. McCarthy notified the Company’s Board of Directors that he currently intends to resign from the Board of Directors on or before June 26, 2013. As of the date of this prospectus, Mr. McCarthy has not yet resigned as a director of the Company.

Steven J. Pully, General Counsel of Carlson Capital, also serves as the lead independent director of the Board of Directors of the Company. He has shared voting and investment power with respect to the shares of Common Stock owned by Carlson Capital.

Registration Rights

The shares of Common Stock offered by the selling stockholders are being registered in accordance with registration rights granted by us to the selling stockholders.

In accordance with agreements entered into by EPL, Wexford Capital and Carlson Capital and certain of their affiliates are entitled to certain rights with respect to the registration of the Common Stock owned by them under the Securities Act of 1933, as amended (the “Securities Act”). Subject to certain limitations and conditions, the terms of such agreements require that the Company include shares of Common Stock owned by Wexford Capital and Carlson Capital at their request in any registration of securities under the Securities Act and provides Wexford Capital and Carlson Capital with certain rights to require the Company at any time to file a registration statement covering such shares of Common Stock under the Securities Act. The Company is required to bear the expense of the aforementioned registrations except for registration pursuant to an underwritten offering or pursuant to a demand by Wexford Capital or Carlson Capital. Generally, the Company has agreed to indemnify Wexford Capital and Carlson Capital against certain liabilities relating to registration of their shares of Common Stock. We are filing this registration statement pursuant to these contractual obligations.

PLAN OF DISTRIBUTION

We are registering the Common Stock covered by this prospectus to permit selling stockholders to conduct public secondary trading of such Common Stock from time to time after the date of this prospectus. We will not receive any proceeds from the sale of shares of Common Stock by any selling stockholder pursuant to this prospectus or any applicable prospectus supplement. The aggregate proceeds (before payment of any expenses for which the Selling Stockholders are responsible) received by the selling stockholders from the sale of the Common Stock will be the purchase price of the Common Stock less any discounts and commissions. To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the Common Stock by the selling stockholders.

The Common Stock offered by this prospectus may be sold or otherwise distributed from time to time:

•	directly by the selling stockholders;

•	through agents or underwriters;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the shares of our Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers (through a specific bidding or auction process or otherwise); or

•	through a combination of any of these methods of sale.

The distribution of Common Stock may be effected from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to the prevailing market prices; or

•	at negotiated prices.

Offers to purchase our Common Stock may be solicited by agents designated by the selling stockholders from time to time. Any agent involved in the offer or sale of our Common Stock will be named, and any commissions payable by the selling stockholders to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any selling stockholder or its agent may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Unless otherwise permitted by law, if shares of our Common Stock are to be sold pursuant to this prospectus by pledgees, donees or transferees of, or other successors in interest to, the selling stockholders, then we must file a prospectus supplement or an amendment to this registration statement under applicable provisions of the Securities Act amending the list of selling stockholders to include such pledgee, donee, transferee or other successors in interest as selling stockholders under this prospectus.

In connection with the sales of the Common Stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions which in turn may:

•	engage in short sales of the Common Stock in the course of hedging their positions;

•	sell the Common Stock short and deliver the Common Stock to close out short positions;

•	loan or pledge the Common Stock to broker-dealers or other financial institutions that in turn may sell the Common Stock;

•

enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the Common Stock, which the broker-dealer or other financial institution may resell under the prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

There can be no assurance that any selling stockholder will sell any or all of the Common Stock under this prospectus. Further, we cannot determine whether any such selling stockholder will transfer, devise or gift the Common Stock by other means not described in this prospectus. In addition, any Common Stock covered by this prospectus that qualifies for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Common Stock covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. The Common Stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

If the selling stockholders offer and sell our Common Stock through an underwriter or underwriters, we and the selling stockholders will execute an underwriting agreement with the underwriter or underwriters. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be described in the applicable prospectus supplement, which, along with this prospectus, will be used by the underwriters to make resales of our Common Stock. If underwriters are used in the sale of any of our Common Stock in connection with this prospectus, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters and the selling stockholders at the time of sale. Our Common Stock may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are used in the sale of our Common Stock, unless otherwise indicated in a related prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to some conditions precedent and that with respect to a sale of our Common Stock the underwriters will be obligated to purchase all such securities if any are purchased.

If any underwriters are involved in the offer and sale of our Common Stock, they will be permitted to engage in transactions that maintain or otherwise affect the price of the Common Stock or other securities of ours. These transactions may include over-allotment transactions, purchases to cover short positions created by an underwriter in connection with the offering and the imposition of penalty bids. If an underwriter creates a short position in the Common Stock in connection with the offering, i.e., if it sells more shares of Common Stock than set forth on the cover page of the applicable prospectus supplement, the underwriter may reduce that short position by purchasing Common Stock in the open market. In general, purchases of Common Stock to reduce a short position could cause the price of the Common Stock to be higher than it might be in the absence of such purchases. As noted above, underwriters may also choose to impose penalty bids on other underwriters and/or selling group members. This means that if underwriters purchase Common Stock on the open market to reduce their short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from those underwriters and/or selling group members who sold such Common Stock as part of the offering.

If a selling stockholder offers and sells our Common Stock through a dealer, such selling stockholder or an underwriter will sell our Common Stock to the dealer, as principal. The dealer may then resell our Common Stock to the public at varying prices to be determined by the dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of our Common Stock so offered and sold. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

The selling stockholders may solicit offers to purchase our Common Stock directly, and the selling stockholders may sell our Common Stock directly to institutional or other investors, who may be deemed to be an underwriter within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

We and the selling stockholders may enter into agreements with agents, underwriters and dealers under which we and the selling stockholders may agree to indemnify the agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make with respect to these liabilities. The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement. We have agreed to indemnify the selling stockholders against specified liabilities, including certain potential liabilities arising under the Securities Act, or to contribute the payments such persons may be required to make in respect thereof.

Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for, us or any of our affiliates or any of the selling stockholders or their respective affiliates in the ordinary course of business.

The selling stockholders may authorize their respective agents or underwriters to solicit offers to purchase our Common Stock at the public offering price under delayed delivery contracts. The terms of these delayed delivery contracts, including when payment for and delivery of our Common Stock sold will be made under the contracts and any conditions to each party’s performance set forth in the contracts, will be described in the applicable prospectus supplement. The compensation received by underwriters or agents soliciting purchases of our Common Stock under delayed delivery contracts will also be described in the applicable prospectus supplement.

The party (or parties) responsible for paying registration expenses depends on how the shares of Common Stock are sold. If any selling stockholder exercises its right to (i) demand that the Company register the Common Stock that is held by such selling stockholder and not covered by this prospectus or (ii) request that shares of Common Stock covered by this prospectus be offered for sale through an underwriter or underwriters, then all selling stockholders participating in such an offering will be responsible for paying registration expenses. The participating selling stockholders will pay their share of the registration expenses in proportion to the respective number of shares of Common Stock to be sold by them in such offering. Except as described in the previous two sentences, the Company is generally responsible for the registration expenses with respect to the registration of the Common Stock covered by this prospectus. The Company will also be responsible for all registration expenses associated with the selling stockholders exercising their rights to adjoin, or “piggyback,” onto any Company-initiated registration of Common Stock. Registration expenses for which the Company or the selling stockholders are responsible, as appropriate, include all registration and filing fees, reasonable fees and disbursements of counsel for the Company, customary fees and expenses for independent certified public accountants retained by the Company, expenses associated with the printing and delivery of any registration statements or prospectuses and any and all other expenses incident to the performance of or compliance with any registration or marketing of registered Common Stock. Registration expenses generally do not include brokerage fees, underwriting discounts or fees and disbursements of legal counsel of the selling stockholders. Those expenses will be paid by the selling stockholders who sell shares of Common Stock under the registration statement in which this prospectus is included, regardless of what method is used to sell the shares.

LEGAL MATTERS

The validity of the shares of our Common Stock will be passed upon for us by Sidley Austin LLP, Houston, Texas.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of EPL Oil & Gas, Inc. for the year ended December 31, 2012 and the audited financial statements of Hilcorp Energy GOM, LLC included in Exhibit 99.1 of EPL Oil & Gas, Inc’s Current Report on Form 8-K dated October 31, 2012 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Certain information with respect to the oil and gas reserves associated with our oil and natural gas properties is derived from the reports of Netherland, Sewell & Associates, Inc. and W.D. Von Gonten & Co., independent petroleum engineering firms. This information and the reports of Netherland, Sewell & Associates, Inc. and W.D. Von Gonten & Co. are incorporated by reference herein and in the registration statement upon the authority of said firms as experts with respect to such matters covered by such reports and in giving such reports.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference certain documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents. Any information that we reference this way is considered part of this prospectus.

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the date of the closing of each offering, other than information furnished pursuant to Item 2.02 or 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of any Current Report on Form 8-K, unless expressly stated otherwise in such Current Report on Form 8-K. You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 7, 2013;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the SEC on May 2, 2013;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 21, 2013;

•	Our Current Reports on Form 8-K filed with the SEC on March 11, 2013, March 18, 2013, April 3, 2013, May 3, 2013 and May 6, 2013;

•	Our Current Report on Form 8-K filed with the SEC on November 6, 2012 and the amendment thereto filed with the SEC on March 27, 2013; and

•	The description of our Common Stock contained or incorporated by reference in our registration statement on Form 8-A/A (Amendment No. 1), filed with the SEC on September 21, 2009.

Any statement contained herein or incorporated by reference in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities and Exchange Act of 1934, and, as a result, file periodic reports, proxy statements and other information with the SEC. We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the shares covered by this prospectus. This prospectus is a part of that registration statement. The registration statement contains additional important information about us and our capital stock. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement. You should refer to the registration statement and its exhibits to read that information.

You may read and copy the registration statement, the related exhibits, the periodic reports we file and the other material we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The site’s address is www.sec.gov.

Our filings are available on our investor relations website at www.eplweb.com. Information contained in or connected to our website is not a part of this prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning us at:

EPL Oil & Gas, Inc.

201 St. Charles Ave., Suite 3400

New Orleans, Louisiana

(504) 569-1875

Attn: Corporate Secretary

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of the Common Stock being registered. All the amounts shown are estimates except for the registration fee.

Securities and Exchange Commission Registration Fee	$31,837.00
Legal Fees and Expenses	$70,000.00
Accountants’ Fees and Expenses	$25,000.00
Printing Expenses	$5,000.00
Miscellaneous	960.00

Total	$132,797.00

Item 15. Indemnification of Directors and Officers

As permitted by Section 102 of the General Corporation Law of the State of Delaware (DGCL), Section 9.1 of our amended and restated certificate of incorporation, as amended, includes a provision that eliminates the personal liability of our directors to the fullest extent permitted by the DGCL. Section 145 of the DGCL gives Delaware corporations broad powers to indemnify their present and former directors, officers, employees or agents and those serving (or who previously served) at the request of the corporation of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, gives a director or officer who successfully defends an action the right to be so indemnified and authorizes the corporation to buy directors’ and officers’ liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or otherwise.

Article 8 of our Bylaws provides that we shall indemnify every person who is or was a director or officer or is or was serving at the registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the registrant to provide broader indemnification rights than said law permitted the registrant to provide prior to such amendment). Any such indemnification shall continue as to a person who has ceased to be a director or officer of the registrant, or as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, and shall inure to the benefit of the heirs, executors and administrators of such a person.

The registrant has procured insurance for the purpose of substantially covering its future potential liability for indemnification under the DGCL as discussed above and certain future potential liability of individual directors or officers incurred in their capacity as such which is not subject to indemnification.

The registrant has entered into indemnification agreements with each of its directors and officers. The indemnification agreements provide that the registrant will indemnify and keep indemnified the indemnitee to the fullest extent authorized by Section 145 of the DGCL as it may be in effect from time to time from and against any expenses (including expenses of investigation and preparation and reasonable fees and disbursements of legal counsel, accountants and other experts), judgments, fines and amounts paid in settlement by the indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not the cause of action, suit or proceeding incurred before or after the date of the indemnification agreements.

Item 16. Exhibits and Financial Statement Schedules

(a) The following exhibits are filed herewith or incorporated herein by reference:

Exhibit Number	Description

1.1	Form of Underwriting Agreement*

4.1	Amended and Restated Certificate of Incorporation of the Company (Composite copy)(1)

4.2	Third Amended and Restated Bylaws of the Company(2)

5.1	Opinion of Sidley Austin LLP†

23.1	Consent of PricewaterhouseCoopers LLP†

23.2	Consent of PricewaterhouseCoopers LLP†

23.3	Consent of Counsel (included in Exhibit 5.1)†

23.4	Consent of Netherland, Sewell & Associates, Inc. †

23.5	Consent of W.D. Von Gonten & Co. †

24.1	Power of Attorney†

*	To be filed by amendment or by a Current Report on Form 8-K and incorporated herein by reference.
(1)	Filed as Exhibit 3.4 to our Annual Report on Form 10-K for the year ended December 31, 2012, originally filed with the SEC on March 7, 2013 (File No. 001-16179), and incorporated by reference herein.
(2)	Filed as Exhibit 3.1 to our Current Report on Form 8-K, originally filed with the SEC on October 18, 2012 (File No. 001-16179), and incorporated by reference herein.
†	Filed herewith

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the

Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 9th day of May, 2013.

EPL Oil & Gas, Inc.

By:	/s/ Gary C. Hanna
Gary C. Hanna
Chairman of the Board, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gary C. Hanna Gary C. Hanna	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)	May 9, 2013

/s/ Tiffany J. Thom Tiffany J. Thom	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 9, 2013

/s/ David P. Cedro David P. Cedro	Senior Vice President, Chief Accounting Officer, Corporate Secretary and Treasurer (Principal Accounting Officer)	May 9, 2013

* Charles O. Buckner	Director	May 9, 2013

* Scott A. Griffiths	Director	May 9, 2013

* Marc McCarthy	Director	May 9, 2013

* Steven J. Pully	Director	May 9, 2013

* William F. Wallace	Director	May 9, 2013

* By:	/s/ David P. Cedro
David P. Cedro
(Attorney-in-fact**)

**	By authority of Powers of Attorney filed with this Registration Statement

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement*

4.1	Amended and Restated Certificate of Incorporation of the Company (Composite copy)(1)

4.2	Third Amended and Restated Bylaws of the Company(2)

5.1	Opinion of Sidley Austin LLP†

23.1	Consent of PricewaterhouseCoopers LLP†

23.2	Consent of PricewaterhouseCoopers LLP†

23.3	Consent of Counsel (included in Exhibit 5.1)†

23.4	Consent of Netherland, Sewell & Associates, Inc. †

23.5	Consent of W.D. Von Gonten & Co. †

24.1	Power of Attorney†

*	To be filed by amendment or by a Current Report on Form 8-K and incorporated herein by reference.
(1)	Filed as Exhibit 3.4 to our Annual Report on Form 10-K for the year ended December 31, 2012, originally filed with the SEC on March 7, 2013 (File No. 001-16179), and incorporated by reference herein.
(2)	Filed as Exhibit 3.1 to our Current Report on Form 8-K originally filed with the SEC on October 18, 2012 (File No. 001-16179), and incorporated by reference herein.
†	Filed herewith